UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Ardelyx, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ARDELYX, INC.
400 Fifth Avenue, Suite 210, Waltham, MA 02451
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2023
To the Stockholders of Ardelyx, Inc.:
The 2023 Annual Meeting of Stockholders, or the 2023 Annual Meeting, of Ardelyx, Inc., a Delaware corporation, or the Company, will be held on June 15, 2023 at 8:30 a.m. Eastern Time. The 2023 Annual Meeting will be held entirely online. You will be able to attend the meeting online where you will be able to listen to the meeting live and vote. The 2023 Annual Meeting will be held for the following purposes:
(1)	To elect three Class III directors to hold office until the 2026 Annual Meeting of Stockholders and until their successors are elected and qualified;
(2)	To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 300,000,000 shares to 500,000,000 shares;
(3)
To approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement accompanying this notice pursuant to the compensation disclosure rules of the Securities and Exchange Commission, or Say-on-Pay;

(4)
To ratify the selection, by the Audit and Compliance Committee of our board of directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023; and

(5)	To transact such other business as may properly come before the 2023 Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned the Company’s common stock at the close of business on April 18, 2023 may vote at the 2023 Annual Meeting or any adjournments that take place.
You are cordially invited to attend the virtual 2023 Annual Meeting online via live audio-only webcast at www.virtualshareholdermeeting.com/ARDX2023. Whether or not you plan to attend the 2023 Annual Meeting online, please vote as soon as possible. You may vote over the internet, by a toll-free telephone number, or by mailing a complete, signed and dated proxy card or voting instruction card in the envelope provided. Please note that any stockholder attending the 2023 Annual Meeting may vote online at the 2023 Annual Meeting, even if the stockholder has already voted over the internet or by phone or returned a proxy card or voting instruction card by mail.

Our board of directors recommends that you vote “FOR” the election of the director nominees named in Proposal No. 1 of the proxy statement, “FOR” the approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 300,000,000 to 500,000,000, as described in Proposal No. 2 of the proxy statement, “FOR” the approval, on a non-binding, advisory basis, of the Say-on-Pay proposal as described in Proposal No. 3 of the proxy statement and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023 as described in Proposal No. 4 of the proxy statement.
By Order of the Board of Directors:
/s/ Elizabeth Grammer
Elizabeth Grammer, Esq.
Chief Legal and Administrative Officer
Waltham, Massachusetts
April   , 2023

ARDELYX, INC.
400 Fifth Avenue, Suite 210
Waltham, MA 02451
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2023
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2023
This proxy statement and our 2022 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available on our website at www.ardelyx.com and at www.proxyvote.com. The references to our web address contained in this proxy statement do not constitute incorporation by reference of the information contained at or available through our website.
Unless the context requires otherwise, in this proxy statement the terms “Ardelyx,” “we,” “us,” “our” and “the Company” refer to Ardelyx, Inc.
QUESTIONS AND ANSWERS REGARDING THE PROXY MATERIALS AND THE VOTING PROCESS
Why am I receiving these proxy materials?
We have delivered paper proxy materials to you, because the board of directors of Ardelyx is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders, or the 2023 Annual Meeting, or any adjournments that take place. The 2023 Annual Meeting will be held online on June 15, 2023 at 8:30 a.m. Eastern Time via live audio-only webcast at www.virtualshareholdermeeting.com/ARDX2023. As a stockholder, you are invited to attend the 2023 Annual Meeting online and are requested to vote on the proposals described in this proxy statement. However, you do not need to attend the 2023 Annual Meeting to vote.
What is included in the proxy materials?
The proxy materials include:
•
This proxy statement, which includes information regarding the proposals to be voted on at the 2023 Annual Meeting, the voting process, corporate governance, the compensation of our directors and certain executive officers, and other required information;

•	Our 2022 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2022; and
•	The proxy card or a voting instruction card for the 2023 Annual Meeting.
The proxy materials are being mailed on or about May 4, 2023, and are available at www.ardelyx.com.
Who can vote at the 2023 Annual Meeting?
Only stockholders of record at the close of business on April 18, 2023, or the Record Date, will be entitled to vote at the 2023 Annual Meeting. On this Record Date, there were [  ] shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, at the close of business on April 18, 2023, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the 2023 Annual Meeting or vote by proxy. Whether or not you plan to attend the 2023 Annual Meeting, please vote as soon as possible by internet, telephone or by mail as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, at the close of business on April 18, 2023, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the 2023 Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent how to vote the shares in your account. If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by internet or telephone as instructed by your broker or other agent. To vote online at the 2023 Annual Meeting, you must obtain a valid proxy from your broker or other agent. Follow the instructions from your broker or other agent included with these proxy materials, or contact your broker or bank to request a proxy form. In order to login to the online 2023 Annual Meeting, you will need the unique account number which appears in your proxy materials and the instructions that accompanied the proxy materials. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible so that you can be provided with a control number.
What proposals are scheduled for a vote?
There are four proposals scheduled for a vote at the 2023 Annual Meeting:
•	Proposal No. 1 — To elect three Class III directors to hold office until the 2026 Annual Meeting of Stockholders and until their successors are elected and qualified;
•
Proposal No. 2 — To approve the amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 300,000,000 shares to 500,000,000 shares;

•
Proposal No. 3 — To approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, or Say-on-Pay; and

•
Proposal No. 4 — To ratify the selection, by the Audit and Compliance Committee of our board of directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023.

How do I vote?
For Proposal No. 1, you may either vote “FOR” all nominees to the board of directors or you may “WITHHOLD” your vote for any nominee you specify. For Proposals No. 2, No. 3 and No. 4, you may either vote “FOR” or “AGAINST” or you may abstain from voting.
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote online at the virtual 2023 Annual Meeting or vote by internet, telephone or by mail. Whether or not you plan to attend the 2023 Annual Meeting online, please vote as soon as possible to ensure your vote is counted. You may still attend the 2023 Annual Meeting online and vote online even if you have already voted by proxy.
•
By Attending the 2023 Annual Meeting Online. You may vote online at the 2023 Annual Meeting by attending the 2023 Annual Meeting online via live audio-only webcast at www.virtualshareholdermeeting.com/ARDX2023.

•	To vote by proxy by internet or telephone. You may submit your proxy by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.
•	To vote by proxy by mail. You may submit your proxy by mail by completing and signing your proxy card and mailing it in the enclosed envelope. Your shares will be voted as you have instructed.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted.
Alternatively, you may vote by internet or telephone as instructed by your broker or other agent. To vote online at the 2023 Annual Meeting, you must obtain a valid proxy from your broker or other agent. Follow the instructions from your broker or other agent included with these proxy materials, or contact your broker or bank to request a proxy form.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of the Company’s common stock you owned as of April 18, 2023.
What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of each nominee for director (Proposal No. 1), “FOR” the amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 300,000,000 shares to 500,000,000 shares (Proposal No. 2), “FOR” the approval, on a non-binding, advisory basis, of the Say-on-Pay proposal (Proposal No. 3) and “FOR” the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023 (Proposal No. 4). If any other matter is properly presented at the 2023 Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We have engaged Morrow Sodali, LLC, or Morrow, as the proxy solicitor for the Annual Meeting for an approximate fee of $25,000 plus fees for additional services, if needed. We have also agreed to reimburse Morrow for its reasonable out-of-pocket expenses.
What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must return each proxy card.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the 2023 Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:
•	You may submit another properly completed proxy, bearing a date later than the date of the original proxy.
•
You may send a timely written notice, bearing a date later than the date of the original proxy, that you are revoking your proxy to the Company’s Chief Legal and Administrative Officer at the following email address: general-counsel@ardelyx.com.

•	You may attend the virtual 2023 Annual Meeting and vote online. Simply attending the 2023 Annual Meeting online will not, by itself, revoke your proxy.
If your shares are held in “street name” by your broker or other agent, you should follow the instructions provided by your broker or agent to change your vote.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present in attendance at the virtual 2023 Annual

Meeting. On the Record Date, there were [  ] shares outstanding and entitled to vote. Accordingly, the holders of [  ] shares must be present at the 2023 Annual Meeting to have a quorum. Your shares will be counted toward the quorum at the 2023 Annual Meeting only if you vote online at the meeting, or you submit a valid proxy vote.
Abstentions and broker non-votes (as described below) will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of shares present and entitled to vote at the meeting or represented by proxy may adjourn the 2023 Annual Meeting to another date.
How are votes counted?
With respect to the election of directors (Proposal 1), you may vote “FOR” or “WITHHOLD” authority to vote for each of the nominees for the Board. If you “WITHHOLD” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will have no effect on the election of the nominees.
With respect to the amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 300,000,000 shares to 500,000,000 shares (Proposal 2), you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting with respect to this proposal, your vote will have the same effect as a vote “AGAINST” the proposal. Broker non-votes, if any, will have the same effect as a vote “AGAINST” this proposal.
With respect to the Say-on-Pay proposal (Proposal 3), you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will have no effect on the vote for this proposal.
With respect to the ratification of Ernst & Young LLP as of our independent registered public accounting firm for the year ending December 31, 2023 (Proposal 4), you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will have no effect on the vote for this proposal.
Votes will be counted by the Inspector of Elections appointed for the 2023 Annual Meeting. The Inspector of Elections will separately count “FOR” votes for the election of directors (Proposal 1), “FOR” and “AGAINST” votes, abstentions and, if any, broker non-votes for the approval, of the amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 300,000,000 shares to 500,000,000 shares (Proposal 2), “FOR” and “AGAINST” votes, abstentions and, if any, broker non-votes for the approval, on a non-binding, advisory basis, of the Say-on-Pay (Proposal 3) and “FOR” and “AGAINST” votes, abstentions and, if any, broker non-votes for the ratification of the selection of Ernst & Young LLP as the independent registered accounting firm of the Company for the fiscal year ending December 31, 2023 (Proposal 4).
If your shares are held by your broker or other agent as your nominee (that is, held beneficially in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker or other agent to vote your shares. If you do not give voting instructions to your broker or other agent, your broker or other agent can only vote your shares with respect to “routine” matters (as described below).
What are “broker non-votes”?
If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Proposal No. 1 to elect directors and Proposal No. 3 to approve the Say-on-Pay are both “non-routine” matters, but Proposal No. 2 to approve the amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 300,000,000 shares to 500,000,000 shares and Proposal No. 4 to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2023 are both “routine” matters.

How many votes are needed to approve each proposal?
•
Proposal No. 1 — To elect three Class III directors to hold office until the 2026 Annual Meeting of Stockholders and until their successors are elected and qualified. Directors shall be elected by a plurality of the votes cast, which means that the three nominees receiving the most “FOR” votes (from the votes of shares present in attendance or represented by proxy and entitled to vote on the election of directors) will be elected. “WITHHOLD” votes and broker non-votes will not be counted towards the vote total for this proposal.

•
Proposal No. 2 — The approval of the amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 300,000,000 shares to 500,000,000 shares requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting. Abstentions have the same effect as a vote “AGAINST” such proposal. Because Proposal No. 2 is considered a “routine” matter, no broker non-votes are expected in connection with this proposal. Any broker non-votes on the proposal to approve the amendment of our Amended and Restated Certificate of Incorporation will have the same effect as a vote “AGAINST” such proposal.

•
Proposal No. 3 — To approve, on a non-binding, advisory basis, the Say-on-Pay proposal. The Say-on-Pay proposal requires the affirmative vote of the majority of the votes cast, which means the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” such proposal. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.

Because the vote on Proposal No. 3 is advisory, it will not be binding on the board of directors, the compensation committee of the board of directors or the Company. With respect to Proposal No. 3, the board of directors will review the voting results and take them into consideration when making future decisions about executive compensation.
•
Proposal No. 4 — To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023. The ratification of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023 requires the affirmative vote of the majority of the votes cast, which means the number of shares voted “FOR” the proposal must exceed the number of shares voted “AGAINST” such proposal. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal. Because Proposal No. 4 is considered a “routine” matter, no broker non-votes are expected in connection with this proposal.

How do I attend the Virtual Annual Meeting?
This year’s Annual Meeting will be held entirely online. Stockholders of record as of April 18, 2023 will be able to attend and participate in the 2023 Annual Meeting online via live audio-only webcast at www.virtualshareholdermeeting.com/ARDX2023. You will be able to vote your shares electronically by Internet and submit questions online during the meeting by logging in to the website listed above and using the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting.
Even if you plan to attend the 2023 Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the 2023 Annual Meeting.
Access to the Audio Webcast of the 2023 Annual Meeting. The live audio webcast of the 2023 Annual Meeting will begin promptly at 8:30 a.m. Eastern Time. Online check-in will begin at 8:15 a.m. Eastern Time and should allow ample time for the check-in procedures. We encourage our stockholders to access the meeting prior to the start time.
Log in Instructions. To attend the online 2023 Annual Meeting, you will need to login at www.virtualshareholdermeeting.com/ARDX2023. To attend the 2023 Annual Meeting, you will need the 16-digit control number included in on your proxy card or on the instructions that accompanied your proxy materials.

Voting. You may vote online during the 2023 Annual Meeting. To do so, go to www.virtualshareholder.com/ARDX2023 and have available the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.
Submitting Questions During the virtual 2023 Annual Meeting. During the 2023 Annual Meeting, you will be able to submit questions in the question box provided at www.virtualshareholdermeeting.com/ARDX2023. We will respond to as many inquiries at the 2023 Annual Meeting as time allows.
Technical Assistance. Beginning 15 minutes prior to the start of and during the virtual 2023 Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter difficulties accessing the virtual 2023 Annual Meeting during check-in or meeting time, please call the technical support number that will be posted on the 2023 Annual Meeting website log-in page.
How can I find out the results of the voting at the 2023 Annual Meeting?
We will disclose final voting results in a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days after the 2023 Annual Meeting. If final voting results are unavailable at that time, then we intend to file a Current Report on Form 8-K to disclose preliminary voting results and file an amended Current Report on Form 8-K within four business days after the date the final voting results are available.
When are stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in the proxy materials for the 2024 Annual Meeting of Stockholders, your proposal must be submitted in writing by January 5, 2024, to the Company’s Corporate Secretary at Ardelyx, Inc., 400 Fifth Avenue, Suite 210, Waltham, Massachusetts 02451. However, if the meeting is more than 30 days before or after June 15, 2024, then the deadline will be a reasonable time before we begin to print and mail our proxy materials for that meeting.
If you wish to submit a proposal before the stockholders or nominate a director at the 2024 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in the proxy materials for that meeting, then you must follow the procedures set forth in our Amended and Restated Bylaws and, among other things, notify the Company’s Corporate Secretary in writing between February 16, 2024 and March 17, 2024. However, if the date of the 2024 annual meeting of stockholders is more than 30 days before or more than 60 days after June 15, 2024, notice must be received not later than the 90th day prior to the date of the 2024 annual meeting of stockholders or, if later, the 10th day following the day on which public disclosure of the date of the 2024 annual meeting of stockholders is first made. You are also advised to review our Amended and Restated Bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations. In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than no later than 60 days prior to the anniversary of the previous year’s annual meeting (no later than April 16, 2024 for the 2024 annual meeting of stockholders). If the date of the 2024 annual meeting of stockholders is changed by more than 30 days from the anniversary of the 2023 Annual Meeting, then notice must be provided by the later of 60 days prior to the date of the 2024 annual meeting of stockholders or the 10th calendar day following the day on which public announcement of the date of the 2024 annual meeting of stockholders is first made.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Except as otherwise provided by law, vacancies on the board of directors may be filled only by individuals elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a particular class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.
Our board of directors currently consists of nine directors and no vacancies, divided into the following three classes:
•	The Class I directors are William A. Bertrand, Jr., Esq., Onaiza Cadoret-Manier and Jan Lundberg, Ph.D., and their terms will expire at the 2024 Annual Meeting of Stockholders;
•	The Class II directors are Geoffrey A. Block, M.D., David Mott and Michael Raab, and their terms will expire at the 2025 Annual Meeting of Stockholders; and
•	The Class III directors are Robert Bazemore, Muna Bhanji, R.Ph, and Richard Rodgers, and their terms will expire at the 2023 Annual Meeting of Stockholders.
Our current Class III directors, Robert Bazemore, Muna Bhanji, R.Ph, and Richard Rodgers, have been nominated to serve as Class III directors and have agreed to stand for election. If the nominees for Class III are elected at the 2023 Annual Meeting, then each nominee will serve for a three-year term expiring at the 2026 Annual Meeting of Stockholders, and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.
Our directors are elected by a plurality of the votes cast. If a choice is specified on the proxy card by a stockholder, the shares will be voted as specified. If a choice is not specified on the proxy card, and authority to do so is not withheld, the shares will be voted “FOR” the election of the three nominees for Class III above. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for the nominee will instead be voted for the election of a substitute nominee proposed by our management or the board of directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
The following is a brief biography and discussion of the specific attributes, qualifications, experience and skills of each nominee for director and each director whose term will continue after the 2023 Annual Meeting, including information with respect to their ages as of March 31, 2023. Our board of directors and management encourage each nominee for director and each continuing director to attend the 2023 Annual Meeting.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE THREE CLASS III
NOMINEES FOR DIRECTOR.
CLASS III NOMINEES FOR DIRECTOR — To be elected for a three year term expiring at the 2026 Annual Meeting of Stockholders
Robert Bazemore, age 55, has served on our board of directors since June 2016. Mr. Bazemore served as President and Chief Executive Officer and a director of Epizyme, Inc., a biopharmaceutical company, from September 2015 until the company was acquired by Ipsen S.A. (EPN: IPN) in August 2021. Prior to joining Epizyme, Mr. Bazemore served as Chief Operating Officer of Synageva BioPharma Corp., which was acquired by Alexion Pharmaceuticals (Nasdaq: ALXN) for $8.4 billion in July 2015. Prior to that, Mr. Bazemore was President of Janssen Biotech, part of the Janssen Pharmaceutical Companies of Johnson & Johnson (NYSE: JNJ). Mr. Bazemore currently serves on the board of directors of Nuvation Bio, Inc. (NYSE: NUVB). Additionally, he served on the board of directors of Neon Therapeutics, Inc. from November 2018 to its acquisition by Biopharmaceuticals New Technologies, or BioNTech (Nasdaq: BNTX), in May 2020. Mr. Bazemore received his B.S. in Biochemistry from the University of Georgia. We believe that Mr. Bazemore is qualified to serve on our board of directors due to his significant life science industry experience, including as a chief executive officer, and service on the boards of directors of life sciences companies.
Muna Bhanji, R.Ph, age 60, has served on our board of directors since March 2021. Ms. Bhanji has served as the founder and principal of Tiba Global Access, LLC, an independent senior advisory practice focused on commercialization and market access strategy development, since January 2021. Ms. Bhanji previously served in roles of increasing responsibility at Merck & Co. (NYSE: MRK) between 1986 and January 2021. Most recently, Ms. Bhanji served as Senior Vice President, Global Market Access from 2010 until 2021 and as Senior Vice President, Hospital & Specialty Franchises from 2014 until 2017. Ms. Bhanji currently serves on the boards of directors of Veracyte, Inc. (Nasdaq: VCYT), Cytokinetics Incorporated (Nasdaq: CYTK), Intellia Therapeutics (Nasdaq: NTLA), and Corus International, an international humanitarian organization committed to poverty alleviation. Ms. Bhanji received her B.Sc. in Pharmacy from the Rutgers School of Pharmacy, and her M.B.A. from Saint Joseph’s University. We believe that Ms. Bhanji is qualified to serve on our board of directors due to her extensive U.S. and global commercial and operational experience within the pharmaceutical industry.
Richard Rodgers, age 56, has served on our board of directors since March 2014. From March 2010 until August 2013, Mr. Rodgers was co-founder, Executive Vice President, Chief Financial Officer, Secretary and Treasurer of Tesaro, Inc., a biopharmaceutical company, which was acquired by GlaxoSmithKline plc (LSE/NYSE: GSK) in January 2019. Mr. Rodgers previously served as the Chief Financial Officer of Abraxis BioScience, Inc., a biotechnology company, from June 2009 to February 2010. Prior to that, Mr. Rodgers served as Senior Vice President, Controller and Chief Accounting Officer of MGI PHARMA, Inc., a biopharmaceutical company, from 2004 until its acquisition by Eisai Co. Ltd. (OTC: ESALF), a pharmaceutical company, in January 2008. Mr. Rodgers has held finance and accounting positions at several private and public companies, including Arthur Anderson & Co. Mr. Rodgers currently serves as a director of Novavax, Inc. (Nasdaq: NVAX) and Ocuphire Pharma, Inc. (Nasdaq: OCUP). Mr. Rodgers received a B.S. in Financial Accounting from St. Cloud State University and his M.B.A. in Finance from the University of Minnesota, Carlson School of Business. We believe that Mr. Rodgers is qualified to serve on our board of directors due to his financial background, significant industry experience, and service on other boards of directors of publicly-traded life sciences companies.
CLASS I DIRECTORS — To continue in office until the 2024 Annual Meeting of Stockholders
William Bertrand, Jr., Esq., age 58, has served on our board of directors since October 2015. Mr. Bertrand has served as the Chief Operating Officer at Adaptimmune Therapeutics Plc (Nasdaq: ADAP) since March 2017. From October 2015 to September 2016, Mr. Bertrand served as the Executive Vice President, General Counsel of Infinity Pharmaceuticals, Inc. (Nasdaq: INFI). From July 2013 to August 2015, Mr. Bertrand held a variety of positions with Salix Pharmaceuticals, Ltd., a biopharmaceutical company, including Senior Vice President, General Counsel, Acting Chief Operating Officer, and most recently, General Manager of Salix Pharmaceuticals following its acquisition by Valeant Pharmaceuticals International (NYSE: VRX) in April 2015. Prior to that, Mr. Bertrand completed a 12 year career at Medimmune Limited, a biotechnology company and subsidiary of AstraZeneca Plc (NYSE: AZN), serving in numerous roles of increasing responsibility, including as Executive Vice President and General Counsel from 2008 to 2013. Mr. Bertrand received his B.S. in Biology from Wayne State University and his J.D. from the University of Wisconsin-Madison. We believe that Mr. Bertrand is qualified to serve on our board of directors due to his legal and compliance background and significant life science industry experience.
Onaiza Cadoret-Manier, age 59, has served on our board of directors since March 2020. Ms. Cadoret-Manier has served as Chief Global Product Strategy and Operations Officer at Ionis Pharmaceuticals (Nasdaq: IONS) since March 2022, and previously served as Chief Corporate Development and Commercial Officer at Ionis Pharmaceuticals from January 2020 to March 2022. Ms. Cadoret-Manier was previously the Chief Commercial Officer for Grail Biosciences, an early detection genomics company, from June 2018 until June 2019. Prior to Grail, from April 2011 until June 2018, she was Vice President of the Respiratory Franchise at Genentech, a biopharmaceutical company. Ms. Cadoret-Manier also has held multiple senior management positions overseeing corporate strategy, alliances, and marketing and sales for numerous disease areas for Genentech, Pfizer and Amylin Pharmaceuticals. Ms. Cadoret-Manier serves on the board of directors of Ventyx Biosciences (Nasdaq: VTYX). She has an M.B.A. from the University of Chicago and a bachelor’s degree in economics and accounting from City University of New York Queens College. We believe that Ms. Cadoret-Manier is qualified to serve on our board of directors due to her extensive commercial and strategic operational experience with life sciences companies.
Jan Lundberg, Ph.D., age 69, has served on our board of directors since March 2018. Dr. Lundberg served as the President of Lilly Research Laboratories and Executive Vice President of Science and Technology for Eli Lilly and Company (NYSE: LLY) from January 2010 to March 2018. Prior to joining Lilly he served for ten years as global head of discovery research at AstraZeneca Plc (NYSE: AZN), where he was a member of the senior executive team. Dr. Lundberg also served as a professor at the Karolinska Institute’s department of pharmacology in Sweden, and was a co-founder of Aerocrine, a biotechnology company. Dr. Lundberg currently serves on the board of directors of several privately held life sciences and pharmaceutical companies, including Ferring Pharmaceuticals, where he also serves as the Chairman of the Research and Development Committee. Dr. Lundberg was instrumental in the establishment of the Innovative Medicines Initiative in Europe and the Accelerating Medicines Partnership with National Institutes of Health. Dr. Lundberg received a B.S.M. in medicine from the University of Gothenburg and a Ph.D. in pharmacology from the Karolinska Institute in Sweden. We believe that Dr. Lundberg is qualified to serve on our board of directors due to his extensive scientific research background and significant life science industry experience.
CLASS II DIRECTORS — To continue in office until the 2025 Annual Meeting of Stockholders
Geoffrey A. Block, M.D., age 57, has served on our board of directors since March 2019. Dr. Block has served as the Associate Chief Medical Officer of U.S. Renal Care since February 2020. Prior to that, Dr. Block served as Vice President, Nephrology of Reata Pharmaceuticals, Inc. (Nasdaq: RETA) from January 2019 to January 2020. Prior to that, Dr. Block held a variety of positions with the Denver Nephrology Division at Colorado Kidney Care/Denver Nephrologists, most recently serving as the Director of Clinical Research from 1998 to 2018. Dr. Block served as an associate professor in medicine at the University of Colorado Health Sciences Center from 2008 to 2018. Prior to that, Dr. Block served as an attending physician at St. Joseph’s Hospital and as the medical director of the DaVita-Lowry Hemodialysis Unit. Dr. Block received his M.D. from the University of Cincinnati College of Medicine and completed his fellowship in nephrology at the University of Michigan at Ann Arbor. We believe that Dr. Block is qualified to serve on our board of directors due to his extensive experience in the field of nephrology, and his particular ability to understand the treatment options, needs and challenges for the patients we expect to serve.
David Mott, age 57, has served on our board of directors since March 2009 and as the chairperson of the board of directors since March 2014. Mr. Mott is currently a private investor through Mott Family Capital. Mr. Mott served as a general partner of New Enterprise Associates, or NEA, an investment firm focused on venture capital and growth equity investments from September 2008 to February 2020, where he led the healthcare investing practice. From 1992 until 2008, Mr. Mott worked at MedImmune Limited, a biotechnology company and subsidiary of AstraZeneca Plc (NYSE: AZN), and served in numerous roles during his tenure, including from October 2000 to July 2008 as President and Chief Executive Officer, and previously as Chief Financial Officer, and as President and Chief Operating Officer. During that time, Mr. Mott also served as Executive Vice President of AstraZeneca Plc from June 2007 to July 2008 following AstraZeneca Plc’s acquisition of Medimmune Limited in June 2007. Prior to joining MedImmune Limited, Mr. Mott was a Vice President in the healthcare investment banking group at Smith Barney, Harris Upham & Co. Inc. Mr. Mott received a B.A. in Economics and Government from Dartmouth College. Mr. Mott serves as the chairperson of the board of directors for Adaptimmune (Nasdaq: ADAP), and Mersana Therapeutics, Inc. (Nasdaq: MRSN), and serves on the board of directors of Novavax, Inc. (Nasdaq: NVAX). Additionally, he served as the chairperson of the board of directors of Imara Inc. from April 2016 to its acquisition by Enliven Therapeutics, Inc (Nasdaq: ELVN) in February 2023.We believe that Mr. Mott is qualified to serve on our board of directors due to his extensive experience in the life sciences industry as a senior executive, his investment experience, strategic leadership track record and service on other boards of directors of life sciences companies.
Michael Raab, age 58, has served as our President and Chief Executive Officer since March 2009 and as a director since 2008. From 2002 to 2009, Mr. Raab was a partner at NEA, where he focused on investments in the biotechnology and pharmaceutical sectors. Prior to joining NEA, Mr. Raab spent 15 years in commercial and operating leadership roles in the biotech and pharmaceutical industries, including serving as Senior Vice President, Therapeutics and General Manager of the Renal Division at Genzyme Corporation, or Genzyme, a biotechnology company. Mr. Raab also spent two years with Genzyme’s diagnostic products and services division. Before Genzyme, Mr. Raab held business development and sales and marketing positions at Repligen Corporation, a life sciences company, and Bristol-Myers Corporation. Mr. Raab is currently the lead independent director of Amicus Therapeutics, Inc. (Nasdaq: FOLD), and also serves as the chairperson of the board of directors of Tempest Therapeutics (Nasdaq CM: TPST). Mr. Raab currently serves as a member of the Emerging Companies Section Governing Board and the Health Section Governing Board of the Biotechnology Innovation Organization. Mr. Raab received a B.A. from DePauw University. We believe Mr. Raab is qualified to serve on our board of directors based on his role as our President and Chief Executive Officer, his senior management experience in the life sciences sector, his investment experience and his current and past service on other boards of directors of public companies.

PROPOSAL NO. 2
APPROVAL TO AMEND OUR AMENDED AND RESTATED CERTIFICATION OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK FROM 300,000,000 TO 500,000,000
Summary
Presently, our Amended and Restated Certificate of Incorporation authorizes the issuance of 300,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share. As of March 31, 2023, the Company had 214,462,050 shares of common stock issued and outstanding, 31,548,573 shares of common stock reserved for issuance under our equity compensation plans, and a total of 53,989,377 shares of authorized common stock available for issuance.
In March 2023, the board of directors determined that the increase in the number of shares of common stock was advisable and in the best interest of the Company and its stockholders and unanimously approved an amendment to Article Four of our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 300,000,000 to 500,000,000 shares, resulting in an increase in our total authorized number of shares of capital stock from 305,000,000 to 505,000,000, subject to stockholder approval of the amendment.
The affirmative vote of a majority of the outstanding shares of our common stock as of the Record Date will be required to approve the amendment of our Amended and Restated Certificate of Incorporation. Abstentions will have the effect of a vote “Against” this proposal. This is a routine proposal and therefore we do not expect any broker non-votes.
Effects of Proposed Amendment
Any additional authorized shares of common stock will be identical to the shares of common stock now authorized and outstanding. The proposed increase in the number of shares of common stock will not change the number of shares of stock outstanding, have any immediate dilutive effect or change the rights of current holders of our common stock. However, to the extent that the additional authorized shares of common stock are issued in the future, they may decrease existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing stockholders and may dilute earnings and book value on a per share basis. Stockholders do not have preemptive rights to acquire the common stock authorized by this amendment, which means that current stockholders do not have a prior right to purchase any new issue of capital stock in order to maintain their proportionate ownership of our common stock.
In addition to dilution, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult any efforts to obtain control of us. The Board is not aware of any actual or contemplated attempt to acquire control of the Company and this proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt. However, nothing would prevent the Board from taking any actions that it deems consistent with its fiduciary duties.
Text of the Proposed Amendment
If our Amended and Restated Certificate of Incorporation were approved, Article IV, Section A of the Company’s Amended and Restated Certificate of Incorporation would read in its entirety as follows:
“A. This Corporation is authorized to issue two classes of capital stock which shall be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is Five Hundred Five Million (505,000,000), of which Five Hundred Million (500,000,000) shares shall be Common Stock and Five Million (5,000,000) shares shall be Preferred Stock. The Common Stock shall have a par value of $0.0001 per share and the Preferred Stock shall have a par value of $0.0001 per share. Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation with the power to vote thereon irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law, and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor.”

Timing of the Proposed Amendment
If the proposed amendment to increase the number of authorized shares of common stock is approved by our stockholders, the amendment will become effective immediately upon the filing of a Certificate of Amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which we expect to file promptly after the 2023 Annual Meeting, if approved. If the proposed amendment is not approved by our stockholders, the number of authorized shares of Common Stock will remain unchanged.
Board Recommendation
The Board believes that additional authorized shares of common stock would give the Company the necessary flexibility to issue shares for various corporate purposes, including, in particular, capital-raising or financing transactions, and enable the Company to take timely advantage of market conditions and opportunities. Other corporate purposes for which the additional authorized shares could be used include, but are not limited to, potential strategic transactions, including mergers, acquisitions, and other business combinations; future development of the Company’s pipeline of products, future grants and awards under equity compensation plans; stock dividends; and other general corporate working capital needs. The Board currently has no specific designated purpose for the increase in authorized shares of common stock. As a general matter, the Board would be able to issue the additional authorized shares of common stock at its discretion from time to time, subject to and as limited by, rules or listing requirements of the Nasdaq or any other then applicable securities exchange, and without further action or approval of the Company’s stockholders. The discretion of the Board, however, would be subject to any other applicable rules and regulations in the case of any particular issuance or reservation for issuance that might require our stockholders to approve such transaction.
Risks to stockholders of non-approval
If our stockholders do not approve this proposal, the Board may be precluded from pursuing a wide range of potential corporate opportunities that might raise necessary cash or otherwise be in the best interests of the Company and the best interests of our stockholders. This could have a material adverse effect on our business and prospects. We could also face substantial challenges in hiring and retaining employees at all levels, including our executive leadership team.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RESOLUTION TO AMEND OUR AMENDED AND RESTATED CERTIFICATION OF
INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK
FROM 300,000,000 TO 500,000,000.

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we are providing stockholders an opportunity to cast a non-binding, advisory vote to approve the compensation of our Named Executive Officers, or NEOs (sometimes referred to as a “Say-on-Pay” vote). Accordingly, you have the opportunity to vote “FOR” or “AGAINST” or to “ABSTAIN” from voting on the following non-binding resolution at the 2023 Annual Meeting:
“Resolved, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the accompanying compensation tables and the related narrative disclosure in the proxy statement.”
In deciding how to vote on this proposal, you are encouraged to review the accompanying compensation tables and the related narrative disclosure. As described in detail in the sections entitled “Compensation Discussion and Analysis” and “Details of our Compensation Program,” our compensation programs are designed to reward, motivate, attract and retain top talent by rewarding performance based upon achievement of pre-approved annual goals and objectives. A portion of each NEO’s compensation is contingent upon overall corporate performance as well as specific performance metrics particular to each NEO’s position and consistent with the NEO’s role on the management team. We believe that our compensation programs align the interests of our NEOs with that of our stockholders and provide motivation for high performance levels from our NEOs.
Vote Required
Approval, on a non-binding, advisory basis, of the compensation of our NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, requires the affirmative vote of the majority of shares of common stock present online live or represented by proxy at the 2023 Annual Meeting and entitled to vote on such proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.
While your vote on this proposal is advisory and will not be binding on the board of directors, the compensation committee, the Company, and the board of directors value the opinions of the stockholders on executive compensation matters and will take into consideration the outcome of the vote when making future executive compensation decisions, to the extent they can determine the cause or causes of any significant negative voting results. Unless the board of directors modifies its determination on the frequency of future Say-on-Pay advisory votes, the next Say-on-Pay advisory vote will be held at the fiscal 2024 annual meeting of stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION
OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit and compliance committee of our board of directors has selected Ernst & Young LLP, or EY, as our independent registered public accounting firm for the year ending December 31, 2023, and is seeking ratification of such selection by our stockholders at the 2023 Annual Meeting. EY has audited our financial statements since the fiscal year ended December 31, 2014. Representatives of EY are expected to be present in attendance online at the 2023 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of EY as our independent registered public accounting firm. However, the audit and compliance committee is submitting the selection of EY to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit and compliance committee will reconsider whether or not to retain EY. Even if the selection is ratified, the audit and compliance committee in its discretion may select a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
The affirmative vote of a majority of the shares cast at the 2023 Annual Meeting will be required to ratify the selection of EY.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 4.
Audit and Related Fees
For the fiscal years ended December 31, 2022 and 2021, EY billed the approximate fees set forth below. All fees included below were approved by the audit and compliance committee.
	Year Ended December 31,
	2022	2021
Audit Fees(1)	1,570,125	$1,626,350
Audit-Related Fees	—	—
Tax Fees(2)	18,650	24,608
All Other Fees(3)	—	1,455
Total All Fees	1,588,775	$1,652,413
(1)
This category consists of fees and expenses for professional services rendered for the audit of our annual financial statements, reviews of our interim quarterly reports, accounting and financial reporting consultations, and the issuance of consents and comfort letters in connection with statutory and regulatory filings or engagements. In 2021, Audit Fees also included fees and expenses covering the integrated audit of our annual financial statements and of our internal controls over financial reporting.

(2)	This category consists of fees for professional services rendered by EY for tax compliance, tax advice and tax planning.
(3)	This category consists of fees related to accessing EY’s online research database.
Pre-Approval Policies and Procedures
The audit and compliance committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for the Company by the independent registered public accounting firm. This policy is set forth in the charter of the audit and compliance committee and available at http://ir.ardelyx.com/corporate-governance. The policy provides that before an independent registered public accounting firm is engaged by Ardelyx or its subsidiaries to render audit or non-audit services, the audit and compliance committee must review the terms of the proposed engagement and pre-approve the engagement. Pre-approval of the audit and compliance committee of audit and non-audit services is not required if the engagement for the services is entered into pursuant to the pre-approval policies and procedures established by the audit and compliance committee regarding the Company’s engagement of the independent registered public accounting firm, provided the policies and procedures are detailed as to the particular service, the audit and compliance committee is informed of each service provided and such policies and procedures do not include delegation of the audit and compliance committee’s responsibilities under the Securities Exchange Act of 1934, as amended, to management. The audit and compliance committee may delegate to one or more members the authority to grant pre-approvals, provided such approvals are presented to the audit and compliance committee at a subsequent meeting. Audit and compliance committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the Securities and Exchange Commission. The audit and compliance committee has considered the role of EY in providing audit and audit-related services to the Company and has concluded that such services are compatible with EY’s role as the Company’s independent registered public accounting firm.

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE OF THE BOARD OF DIRECTORS
The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The primary purpose of the audit and compliance committee is to oversee our accounting and our financial reporting processes on behalf of our board of directors and our compliance with legal and regulatory requirements. The audit and compliance committee’s functions are more fully described in its charter, which is available on our website at http://ir.ardelyx.com/corporate-governance.
In fulfilling its oversight responsibilities, the audit and compliance committee reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2022. The audit and compliance committee has discussed with Ernst & Young LLP, or EY, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the Securities and Exchange Commission, or SEC. In addition, the audit and compliance committee has discussed with EY their independence, and received from EY the written disclosures and the letter required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence.” Finally, the audit and compliance committee discussed with EY, with and without management present, the scope and results of EY’s audit of the financial statements for the fiscal year ended December 31, 2022.
Based on these reviews and discussions, the audit and compliance committee has recommended to our board of directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.
Audit and Compliance Committee
Richard Rodgers, Chairperson
William Bertrand, Jr., Esq.
David Mott

CORPORATE GOVERNANCE
Board Composition
Director Independence
Our board of directors currently consists of nine members. Our board of directors has determined that all of our directors, as well as each individual nominated by our board of directors for election to our board of directors at the 2023 Annual Meeting, other than Mr. Raab, qualify as “independent” directors in accordance with the Nasdaq listing requirements. Mr. Raab is not considered independent because he is an employee of our company.
The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees, and that neither the director nor any of their family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director and director nominee that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s and each nominee’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors, nominees for election to our board of directors or our executive officers.
As described more fully below, the board of directors has also determined that each current member of the compensation committee, the audit and compliance committee and the nominating and corporate governance committee meets the independence standards applicable to those committees prescribed by Nasdaq, the SEC and the Internal Revenue Service.
Classified Board of Directors
In accordance with our Amended and Restated Certificate of Incorporation, our board of directors is divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.
Leadership Structure of the Board
Our Amended and Restated Bylaws and corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of Chairperson of the Board and Chief Executive Officer and/or the implementation of a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. Mr. Mott currently serves as the Chairperson of the Board. In that role, Mr. Mott presides over the executive sessions of the board of directors in which Mr. Raab does not participate and serves as a liaison to Mr. Raab and management on behalf of the board of directors.
Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Role of Board in Risk Oversight Process
Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.
Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit and compliance committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit and compliance committee also monitors compliance with legal and regulatory requirements. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines and considers and approves or disapproves any related-persons transactions. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Meetings of the Board of Directors and Committees
During 2022, the board of directors met six times, the audit and compliance committee met four times, the compensation committee met four times and the nominating and corporate governance committee met one time. In that year, each director attended at least 75% of the aggregate number of meetings of the board of directors and the committees on which they served. As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.
Board Committees
Audit and Compliance Committee
Our audit and compliance committee oversees our corporate accounting and financial reporting process, the audits of our financial statements, and our compliance with legal and regulatory requirements. Among other matters, the audit and compliance committee:
•	appoints our independent registered public accounting firm;
•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;
•	determines the engagement of the independent registered public accounting firm;
•	reviews and approves the scope of the annual audit and the audit fee;
•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
•	discusses with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting;
•	approves the retention of the independent registered public accounting firm to perform any proposed permissible audit and non-audit services;
•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;
•
is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	reviews our critical accounting policies and estimates;
•	is responsible for being knowledgeable about the content and operation of our global compliance program and exercising oversight over its implementation and effectiveness; and
•	reviews the audit and compliance committee charter and the committee’s performance.
In 2022, Messrs. Rodgers, Bertrand and Mott served as members of the audit and compliance committee, and they comprise the current members of our audit and compliance committee. Mr. Rodgers serves as the chairperson of the committee. Each of the members of the committee during 2022 met, and each of the current members of our audit and compliance committee, meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that Mr. Rodgers is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the

SEC, members of the audit committee must also meet heightened independence standards. Our board of directors has determined that each of the members of our audit and compliance committee during 2022 was, and each of the current members of our audit and compliance committee is an “independent director” under the heightened independence standards under the applicable rules of Nasdaq. Our audit and compliance committee has been established in accordance with the rules and regulations of the Securities Exchange Act of 1934, as amended. The audit and compliance committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the audit and compliance committee charter is available to security holders on the Company’s website at http://ir.ardelyx.com/corporate-governance.
Compensation Committee
Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers, employees and directors. The compensation committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers, other than the Chief Executive Officer, based on such evaluations. The compensation committee also periodically reviews the compensation of directors and makes recommendations to the board of directors. The board of directors retains the authority to determine and approve, upon the recommendation of the compensation committee, the compensation of the Chief Executive Officer. Our executive officers submit proposals to the board of directors and compensation committee regarding our executive and director compensation. The compensation committee’s charter permits it to delegate its authority and responsibilities to a subcommittee of compensation committee members, to the extent consistent with our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. The compensation committee also approves grants of stock options and other awards under our stock plans. The compensation committee has delegated authority to the Chief Executive Officer to grant stock options to purchase shares of common stock and restricted stock units under our 2014 Equity Incentive Plan to existing and new non-senior management team employees, with such individual grants to be consistent with equity grant guidelines provided by our compensation consultant and approved by the compensation committee. The compensation committee reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter.
In 2022, Messrs. Mott, Bazemore and Rodgers served as members of the compensation committee, and Dr. Lundberg and Ms. Bhanji each served as a member of the compensation committee for a portion of 2022. Messrs. Mott, Bazemore and Rodgers and Ms. Bhanji comprise the current members of our compensation committee. Mr. Mott serves as the chairperson of the committee. Each of the members of our compensation committee during 2022 was, and each of the current members of our compensation committee is an “independent director” under the applicable rules and regulations of The Nasdaq Global Market, a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an “outside director” as that term is defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended. The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the compensation committee charter is available to security holders on the Company’s website at http://ir.ardelyx.com/corporate-governance.
For fiscal year 2022, the compensation committee retained Pearl Meyer & Partners, LLC, or Pearl Meyer, a national executive compensation consulting firm, to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, to provide the committee and our board of directors with advice and ongoing recommendations regarding material executive compensation decisions, to provide the committee with advice regarding appropriate compensation for our non-employee directors, and to review compensation proposals of management. In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, Pearl Meyer addressed each of the six independence factors established by the SEC with the compensation committee. Its responses affirmed the independence of Pearl Meyer on executive and board of directors compensation matters. Based on this assessment, the compensation committee determined that the engagement of Pearl Meyer did not raise any conflicts of interest or similar concerns. The compensation committee also evaluated the independence of other outside advisors to the compensation committee, including outside legal counsel, considering the same independence factors and concluded their work for the compensation committee does not raise any conflicts of interest.

Nominating and Corporate Governance Committee
The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of our board of directors. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our board of directors concerning governance matters.
In 2022, Dr. Block and Ms. Cadoret-Manier and Mr. Bertrand served as members of the nominating and corporate governance committee, and Dr. Lundberg and Ms. Bhanji each served as a member of the nominating and governance committee for a portion of 2022. Drs. Block and Lundberg and Ms. Cadoret-Manier and Mr. Bertrand comprise the current members of our nominating and corporate governance committee. Mr. Bertrand serves as the chairperson of the committee. Each of the members of our nominating and corporate governance committee during 2022 was, and each of the current members of our nominating and corporate governance committee is an “independent director” under the applicable rules and regulations of Nasdaq relating to nominating and corporate governance committee independence. The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the nominating and corporate governance committee charter is available to security holders on the Company’s website at http://ir.ardelyx.com/corporate-governance.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at http://ir.ardelyx.com/corporate-governance. We expect that any substantive amendments to the code, or any waivers of its requirements, will be disclosed on our website.
Director Attendance at Annual Meetings
Our board of directors has a policy of encouraging director attendance at our annual meetings of stockholders, but attendance is not mandatory. Our board of directors and management team encourage all of our directors to attend the 2023 Annual Meeting. All of our then-serving directors attended our 2022 annual meeting of stockholders.
Stockholder Communications with the Board of Directors
A stockholder may communicate with the board of directors, or an individual director, by sending written correspondence to the Company’s Chief Legal and Administrative Officer at Ardelyx, Inc., 400 Fifth Avenue, Suite 210, Waltham, Massachusetts 02541. The Chief Legal and Administrative Officer will review such correspondence and forward it to the board of directors, or an individual director, as appropriate.
Compensation Committee Interlocks and Insider Participation
During 2022, Messrs. Mott, Bazemore and Rodgers, Ms. Bhanji and Dr. Lundberg served as members of our compensation committee. None of Messrs. Mott, Bazemore and Rodgers, Ms. Bhanji and Dr. Lundberg has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our board of directors or compensation committee.
Board Diversity
Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:
•	personal and professional integrity;
•	ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•	experience in the industries in which we compete;
•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
•	conflicts of interest; and
•	practical and mature business judgment.
Our nominating and corporate governance committee also considers numerous other qualities, skills and characteristics when evaluating director nominees, including whether the nominee has specific strengths that would augment existing skills and experience of the board, such as expertise and experience in healthcare commercialization and reimbursement, public policy, and finance and capital markets, and whether the nominee brings diversity or leadership experience as a board member or executive of another publicly held company. Our nominating and corporate governance committee may identify nominees using professional search firms that may utilize proprietary screening techniques to match candidates to the specific criteria of our nominating and governance committee. Our nominating and corporate governance committee considers diversity among the factors it considers in selecting candidates for nomination to the board recognizing the benefits to the Company of national origin, gender, race, and cultural diversity in board composition.
Currently, our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. Our nominating and corporate governance committee does not have a policy with regard to the consideration of director candidates recommended by our stockholders and will evaluate such candidates on a case-by-case basis. Our nominating and corporate governance committee believes that it is in the best position to identify, review, evaluate, and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board. Stockholders wishing to recommend a candidate for membership on our board of directors for the next fiscal year should follow the procedures described in this proxy statement under the headings “When are stockholder proposals due for next year’s annual meeting?” and “Stockholder Communications with the Board of Directors.”
Among our nine board members, two self-identify as women and two self-identify as Asian.
Board Diversity Matrix as of 4/14/2023
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity	—	—	—	—
Directors	2	7	—	—
Part II: Demographic Background	—	—	—	—
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	2	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	7	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a description of transactions either entered into since January 1, 2021 or entered into prior to January 1, 2021 which have continuing obligations and to which we have been a party, in which the amount involved exceeds or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.
Indemnification Agreements and Directors’ and Officers’ Liability Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by the General Corporation Law of the State of Delaware, including indemnification of expenses such as attorneys’ fees, judgments, penalties fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.
Policies and Procedures for Related Party Transactions
Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit and compliance committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.

NON-EMPLOYEE DIRECTOR COMPENSATION
In 2022, our board of directors adopted the Second Amended and Restated Non-Employee Director Compensation Program, or the Director Compensation Program. Our board of directors periodically reviews our non-employee director compensation program in consultation with Pearl Meyer and has amended and restated the program from time to time based on recommendations provided by Pearl Meyer. The Director Compensation Program provides for cash retainers and equity compensation for members of our board of directors who are not employed by us. We do not provide compensation to directors who are employees under the Director Compensation Program. Retainers are paid to our non-employee directors in advance on the date of our annual stockholders meeting or, in respect of non-employee directors appointed to our board of directors after the annual stockholders meeting, on the date of appointment but pro-rated to reflect the number of whole or partial months remaining until the next annual stockholders meeting.
Under the Director Compensation Program, our non-employee directors receive an annual retainer of $45,000. Any non-employee chairperson receives an additional annual cash retainer in the amount of $30,000. Non-employee directors receive additional annual retainers of $10,000 for serving on the audit and compliance committee (or $20,000 for serving as the chair of the audit and compliance committee), $7,500 for serving on the compensation committee (or $15,000 for serving as the chair of the compensation committee) and $5,000 for serving on the nominating and corporate governance committee (or $10,000 for serving as the chair of the nominating and corporate governance committee).
Under the Director Compensation Program, each newly appointed or elected non-employee director is automatically granted an option to purchase the lesser of 200,000 shares of our common stock or that number of shares that results in the option having an expected grant date fair value of $300,000 as of the date of appointment or election. In addition, each non-employee director who has been serving on our board of directors for at least six months as of the date of any annual meeting of our stockholders and who will continue to serve as a non-employee director immediately following such meeting automatically is granted an option to purchase the lesser of 100,000 shares of our common stock or that number of shares that results in the option having an expected grant date fair value of $150,000. Each option has an exercise price per share equal to the closing trading price of our common stock on the date of grant or, if the date of grant is not a trading day, the immediately preceding trading day. Each initial non-employee director stock option vests and becomes exercisable as to 1/36th of the shares underlying the option on each monthly anniversary of the grant date, subject to the non-employee director’s continued service on our board of directors through the applicable vesting date. Each annual non-employee director stock option vests and becomes exercisable as to 1/12th of the shares underlying the option on each monthly anniversary of the grant date, subject to accelerated vesting immediately prior to the next annual stockholders meeting, in each case, subject to the non-employee director’s continued service on our board of directors through the applicable vesting date.
The Director Compensation Program also provides that all outstanding equity awards that are held by a non-employee director will become fully vested and/or exercisable as of immediately prior to the consummation of a change in control.
The Director Compensation Program includes the opportunity for non-employee directors to elect to receive fully vested stock awards in lieu of cash retainers. The number of shares of our common stock underlying the stock award is calculated by dividing the amount of the cash retainer by the closing trading price of a share of our common stock on the date of our annual meeting of stockholders (or the immediately preceding trading day if the date of our annual meeting of stockholders is not a trading day), rounded to the nearest whole share. For 2022, each of Messrs. Bertrand, Mott and Rodgers, Dr. Lundberg and Messes. Bhanji and Cadoret-Manier elected to receive a stock award in lieu of their respective 2022 annual cash retainers as calculated pursuant to the preceding sentence.
Members of our board of directors are also reimbursed for reasonable travel and other out-of-pocket expenses.

2022 Director Compensation Table
The following table sets forth information for the year ended December 31, 2022 regarding the compensation awarded to, earned by or paid to our non-employee directors.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Robert Bazemore	52,500	41,650	—	94,150
William Bertrand, Jr., Esq.	65,000(2)	41,650	—	106,650
Muna Bhanji, R.Ph	52,500(2)	41,650	—	94,150
Geoffrey A. Block, M.D.	50,000	41,650	—	91,650
Onaiza Cadoret-Manier	50,000(2)	41,650	—	91,650
Jan Lundberg, Ph.D.	50,000(2)	41,650	—	91,650
David Mott	100,000(2)	41,650	—	141,650
Richard Rodgers	72,500(2)	41,650	—	114,150
(1)
The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the non-employee members of our board of directors during 2022 as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock option reported in the Option Awards column are set forth in Note 13 to the audited financial statements included in our Annual Report on Form 10-K filed on March 2, 2023. The amounts reported in this column exclude the impact of estimated forfeitures related to service-based vesting provisions. Note that amounts reported in this column reflect the accounting for cost for these stock options, and do not correspond to the actual economic value that may be received by the directors from the options. In June 2022, each of our non-employee directors was granted an annual option to purchase 100,000 shares of our common stock pursuant to the Director Compensation Program with an exercise price per share of 0.548 and a grant date fair value of $41,650.

The following table sets forth for the number of shares of our common stock subject to outstanding options held by each of our non-employee directors as of December 31, 2022.
Name	Shares Subject to Outstanding Option
Robert Bazemore	261,295
William Bertrand, Jr., Esq.	276,295
Muna Bhanji, R.Ph	163,687
Geoffrey A. Block, M.D.	238,795
Onaiza Cadoret-Manier	198,655
Jan Lundberg, Ph.D.	236,295
David Mott(a)	341,295
Richard Rodgers	296,295
(a)	Includes stock options to purchase 110,000 shares of our common stock that Mr. Mott holds for the benefit of entities associated with New Enterprise Associates.
(2)
Pursuant to the Director Compensation Program, each of Messrs. Bertrand, Mott and Rodgers, Ms. Cadoret-Manier and Drs. Bhanji and Lundberg elected to receive a stock award in lieu of their respective 2022 annual cash retainers. The fully vested stock awards consisted of 118,613, 182,481, 132,299, 91,240, 95,802 and 91,240 shares of our common stock for Messrs. Bertrand, Mott and Rodgers, Ms. Cadoret-Manier and Drs. Bhanji and Lundberg, respectively. The number of shares of our common stock issued was calculated by dividing the annual retainer otherwise payable in cash at the 2022 Annual Meeting of Stockholders as reported in this column by $0.548, which was the closing trading price of our common stock on the date of the 2022 Annual Meeting of Stockholders, rounded down to the nearest whole share.

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers as of March 31, 2023.
Name	Age	Position(s)
Michael Raab	58	President, Chief Executive Officer and Director
Robert Blanks	63	Chief Regulatory Affairs and Quality Assurance Officer
Elizabeth Grammer, Esq.	59	Chief Legal and Administrative Officer
Justin Renz	51	Chief Financial and Operations Officer
Susan Rodriguez	59	Chief Commercial Officer
David Rosenbaum, Ph.D.	62	Chief Development Officer
Laura Williams, M.D., M.P.H.	60	Chief Medical Officer
The following biographical information is furnished with regard to our executive officers (except for Mr. Raab, whose biographical information appears above under “Class II Directors”) as of March 31, 2023:
Robert Blanks has served as our Chief Regulatory Affairs and Quality Assurance Officer since January 2020 and formerly served as our head of regulatory affairs and quality assurance from July 2013 to January 2020. From 2009 to 2012, Mr. Blanks served as the Vice President, Chemistry, Manufacturing and Controls for Flexion Therapeutics, Inc. (Nasdaq: FLXN). In addition, Mr. Blanks served as the Vice President Quality Assurance for Idenix Pharmaceuticals, Inc., a biopharmaceutical company, from 2006 to 2009. Prior to that, Mr. Blanks served in positions of increasing responsibility for GelTex Pharmaceuticals, a biopharmaceutical company, including most recently as Senior Director, Quality Affairs. Mr. Blanks has a B.S. in Biology from Bowdoin College, and an M.S. in Chemistry from Boston College.
Elizabeth Grammer, Esq., has served as our Chief Legal and Administrative Officer since January 2020, and formerly served as our General Counsel from May 2014 to January 2020, and as our vice president responsible for legal affairs from December 2012 until May 2014. Ms. Grammer has also served as a director of Sagimet Biosciences, a private clinical-stage biotechnology company, since May 2021. From 2006 to December 2012, Ms. Grammer served as an independent outside corporate counsel for public and private biotechnology companies, including Ardelyx from January 2010 until December 2012. From 2001 to 2006, Ms. Grammer served as Vice President and General Counsel of Trine Pharmaceuticals, Inc., a biopharmaceutical company. In addition, Ms. Grammer previously served as independent outside corporate counsel to GelTex Pharmaceuticals, a biopharmaceutical company from 1998 until its acquisition by Genzyme Corporation, a biotechnology company, in 2020 . Ms. Grammer received a B.A. from Boston University and a J.D. from Stanford Law School.
Justin Renz has served as our Chief Financial and Operations Officer since January 2023, and served as our Chief Financial Officer from June 2020 to January 2023. Beginning in 2017, Mr. Renz held various positions of increasing responsibility at Correvio Pharma Corp, most recently as its President and Chief Financial Officer at the time of its acquisition by Advanz Pharma in May 2020. From 2014 to 2017, Mr. Renz was the Executive Vice President and Chief Financial Officer of Karyopharm Therapeutics, Inc. (Nasdaq: KTPI). Prior to that, from 2006 to 2014, Mr. Renz held a variety of financial positions with Zalicus Pharmaceuticals Ltd., a biopharmaceutical company, including most recently as Executive Vice President and Chief Financial Officer at the time of its acquisition by Epirus Biopharmaceuticals, Inc. in 2014. Mr. Renz received his B.A. in economics and accounting from the College of the Holy Cross, a M.S. in Taxation from Northeastern University and an M.B.A. from Suffolk University.
Susan Rodriguez has served as our Chief Commercial Officer since May 2020. From 2014 to 2019, Ms. Rodriguez served as the founding Chief Executive Officer of Tolmar Pharmaceuticals, Inc., a U.S. specialty pharmaceutical company, and from 2019 to 2020, she served as President of the branded division following formation of the global entity, Tolmar, Inc. Prior to that, Ms. Rodriguez held various positions of increasing responsibility at Abbott Laboratories, Inc. (NYSE: ABT) from 1990 to 2014, most recently as Divisional Vice President of Global Marketing. Ms. Rodriguez serves on the board of directors of Heron Therapeutics, Inc. (Nasdaq: HRTX), Veradigm Inc. (Nasdaq: MDRX) and the Cuba Emprende Foundation, a non-profit charitable organization. Ms. Rodriguez received her B.A. and M.A. in Psychology from the University of Pennsylvania.
David Rosenbaum, Ph.D., has served as our Chief Development Officer since January 2017 and formerly served as our vice president responsible for drug development from January 2010 to January 2017. From 2003 to 2008, he was Vice President of Drug Development for Trine Pharmaceuticals, Inc., a biopharmaceutical company. In addition, Dr. Rosenbaum previously served as Vice President of Preclinical Research and Development at GelTex Pharmaceuticals, a biopharmaceutical company. He received a B.A. in Biology from the University of Pennsylvania, a M.S. in Toxicology from Albany Medical College and a Ph.D. in Pharmacology from Boston University School of Medicine.
Laura Williams, M.D., M.P.H., has served as our Chief Medical Officer since October 2021. Before that, Dr. Williams served as our Senior Vice President, Global Therapeutic Strategies and Patient Advocacy since November 2020. Dr. Williams also served as a director of Imara, Inc. from June 2021 until its acquisition by Enliven Therapeutics, Inc (Nasdaq: ELVN) in February 2023. Prior to Ardelyx, Dr. Williams served as Senior Vice President, Head of Clinical Development and Biostatistics at AMAG Pharmaceuticals, a pharmaceutical company, from September 2017 to January 2020. Previously, Dr. Williams served as Vice President, Clinical Development at Myovant Sciences (NYSE: MYOV) from September 2016 to August 2017. Dr. Williams held roles of increasing responsibility at AbbVie Pharmaceuticals (Nasdaq: ABBV) from January 2013 to July 2016, and at Abbott Laboratories, Inc. (NYSE: ABT) from July 1998 to December 2012. Dr. Williams received a B.S. degree in Pre-Medicine/Pre-Medical Studies and Biochemistry from Mississippi State University, a M.D. from University of Iowa, and a M.P.H. degree in Epidemiology from University of Washington, where she also completed a clinical fellowship in Infectious Diseases. Dr. Williams completed her residency training at University of Michigan.

EXECUTIVE COMPENSATION
The following is a discussion and analysis of compensation arrangements of our named executive officers, or NEOs. As a “smaller reporting company” as defined in Item 10(f), we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies.
Our compensation committee, appointed by our board of directors, is responsible for establishing, implementing and monitoring our compensation philosophy and objectives. We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.
Our NEOs for fiscal year 2022 were as follows:
•	Michael Raab, who serves as our President, Chief Executive Officer and Director;
•	Laura Williams, M.D., M.P.H., who serves as our Chief Medical Officer; and
•	Susan Rodriguez, who serves as our Chief Commercial Officer.
2022 Summary Compensation Table
The following table contains information about the compensation earned by each of our named executive officers during our most recently completed fiscal year ended December 31, 2022.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Total
Michael Raab President, Chief Executive Officer and Director	2022	650,000	300,000	148,500	517,020	331,500	1,947,020
	2021	650,000	195,000	1,105,898	2,085,096	195,000	4,230,994
Laura Williams, M.D., M.P.H. Chief Medical Officer	2022	465,000	250,000	39,600	141,811	158,800	1,055,211
Susan Rodriguez Chief Commercial Officer	2022	455,800	150,000	139,590	144,027	154,972	1,044,389
(1)	The amounts reported in the Bonus column represent discretionary retention bonuses paid to our NEOs in December 2022.
(2)
The amounts reported in the Stock Awards and Option Awards columns represent the grant date fair value of the restricted stock units and stock options granted to our named executive officers as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the restricted stock units and stock options reported in the Stock Awards and Option Awards columns are set forth in Note 13 to the audited financial statements included in our Annual Report on Form 10-K filed on March 2, 2023. The amounts reported in this column exclude the impact of forfeitures related to service-based vesting conditions. Note that the amounts reported in these columns reflect the accounting cost for these equity awards and do not correspond to the actual economic value that may be received by the named executive officers from the equity awards.

(3)
The amounts reported in the Non-Equity Incentive Plan Compensation column represent annual cash performance-based bonuses earned by our NEOs pursuant to the achievement of certain company performance objectives.

Narrative to Summary Compensation Table
2022 Salaries
Our NEOs each receive a base salary to compensate them for services rendered to our company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.
Effective as of January 1, 2022, the annual base salaries for Mr. Raab, Dr. Williams and Ms. Rodriguez were $650,000, $465,000 and $455,800, respectively.
2022 Bonuses
We maintain an annual performance-based cash bonus program in which each of our NEOs participated in 2022. Each NEO’s target bonus is expressed as a percentage of base salary which in 2022 could be achieved based upon the achievement of corporate goals. The 2022 annual bonuses for Mr. Raab, Dr. Williams and

Ms. Rodriguez were targeted at 60%, 40% and 40% of their respective base salaries. In 2022, each NEO’s target bonus was based 100% on the achievement of corporate performance objectives, approved by our compensation committee and board of directors. In January 2023, our compensation committee and board of directors determined that the corporate objectives were achieved at 85% of target. The actual annual cash bonuses awarded to each NEO for 2022 performance are set forth above in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”
In 2021, we adopted a retention bonus program in which our NEOs participated. Pursuant to this retention bonus program, Mr. Raab, Dr. Williams and Ms. Rodriguez were eligible to earn $300,000, $250,000 and $150,000, respectively, in 2022, subject to continued employment through December 2022 or upon earlier achievement of a regulatory goal. Each NEO earned the full amount of the cash component of the retention bonus program in December 2022, as reflected in the Summary Compensation Table above in the column titled “Bonus.”
Each year, the Compensation Committee or the Board may supplement the target bonuses earned by our NEOs with discretionary bonuses based on the compensation committee’s or the board of director’s assessment of individual contributions.
Equity Compensation
We use equity awards to motivate and reward our NEOs for long-term corporate performance based on the value of the Company’s common stock and, thereby, align the interests of our NEOs with those of our stockholders. We believe equity provides appropriate long-term incentive and retention of our executive officers.
In January 2022, the compensation committee granted to Mr. Raab, Dr. Williams and Ms. Rodriguez an option to purchase 700,000, 192,000 and 195,000 shares of our common stock, respectively, each with an exercise price of $0.99 per share. Also in January 2022, the Board granted to Mr. Raab, Dr. Williams and Ms. Rodriguez 150,000, 40,000 and 141,000 restricted stock units, respectively. Each option vests in substantially equal monthly installments over 4 years, and each award of restricted stock units vests in substantially equal quarterly installments over 4 years, in each case, subject to continued service to us.
Other Elements of Compensation
Retirement Savings and Health and Welfare Benefits
We maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies. We do not currently provide for any matching contributions under the 401(k) plan.
All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans. These health and welfare plans include medical, dental and vision benefits; short-term and long-term disability insurance; and supplemental life and AD&D insurance.
Perquisites and Other Personal Benefits
We do not provide any perquisites or personal benefits to our NEOs not otherwise made available to other employees in 2022. During 2022, we paid each of our employees, including our NEOs, a monthly stipend of $100 related to the ongoing COVID 19 pandemic.

Outstanding Equity Awards at Fiscal Year-End 2022
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2022.
Name		Option Awards(1)				Stock Awards(2)
	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Michael Raab	1/6/2022	160,416	539,584	0.99	1/6/2032	112,500	320,625
	1/5/2021	248,188	269,771	6.35	1/5/2031	57,550	164,017
	1/9/2020	406,481	150,979	7.60	1/9/2030	—	—
	1/17/2019	445,520	9,480	2.32	1/17/2029	—	—
	7/26/2018	185,000		4.30	7/26/2028	—	—
	1/16/2018	390,348	—	7.10	1/16/2028	—	—
	8/9/2017	79,535	—	4.70	8/8/2027	—	—
	1/19/2017	318,141	—	13.90	1/18/2027	—	—
	1/15/2016	301,258	—	10.55	1/14/2026	—	—
	1/6/2015	75,000	—	23.02	1/6/2025	—	—
Laura Williams, M.D., M.P.H.	1/6/2022	44,000	148,000	0.99	1/6/2032	30,000	85,500
	11/2/2020(4)	54,687	50,313	5.19	11/2/2030	11,664	33,242
Susan Rodriguez	1/6/2022	44,687	150,313	0.99	1/6/2032	105,748	301,382
	1/5/2021	70,320	76,435	6.35	1/5/2031	16,304	46,466
	5/18/2020(5)	150,317	82,433	7.70	5/18/2030	—	—
(1)
Except as otherwise noted, each option vests and becomes exercisable in substantially equal monthly installments over four years from the vesting commencement date, subject to the holder continuing to provide services to us through each such date.

(2)
Except as otherwise noted, each award of restricted stock units vest in substantially equal quarterly installments over four years from the vesting commencement date, on each of February 19; May 19; August 19 and November 19, subject to the holder continuing to provide continued services to us through each such date.

(3)	Amounts calculated based on the $2.85 closing trading price of our common stock as of December 30, 2022, the last trading day of fiscal year 2022.
(4)
The option vests and becomes exercisable as to 25% of the shares subject to the option on the one year anniversary of the vesting commencement date, and as to 1/48th of the shares subject to the option each month thereafter, subject to the holder continuing to provide services to us through each such date, and the restricted stock unit award vests as to 25% of the restricted stock units subject to the award on November 19, 2021, and as to 1/16th of the shares subject to the restricted stock unit on each February 19; May 19; August 19 and November 19, subject to the holder continuing to provide services to us through each such date.

(5)
The option vests and becomes exercisable as to 25% of the shares subject to the option on the one year anniversary of the vesting commencement date, and as to 1/48th of the shares subject to the option each month thereafter, subject to the holder continuing to provide services to us through each such date.

Executive Compensation Arrangements
We have entered into agreements with each of our NEOs in connection with their employment with us. These agreements set forth the terms and conditions of employment of each NEO, including base salary, initial equity award grants, and standard employee benefit plan participation. We also have entered into agreements with our NEOs that provide for severance benefits and payments upon certain terminations without cause or resignations for good reason. Specifically, in June 2014, we entered into an amended and restated employment agreement with Mr. Raab and we have entered into a change in control severance agreement with each of our other NEOs.
Under Mr. Raab’s amended and restated employment agreement, in the event Mr. Raab’s employment with us is involuntarily terminated for reason other than “cause” or he resigns for “good reason” (each, as defined below), in each case more than three months prior to or more than 12 months after a change in control, then Mr. Raab will receive: (i) continued payment of his annual base salary as in effect immediately prior to such termination for a period of 12 months; (ii) payment of healthcare continuation costs for him and his eligible dependents for up to 12 months following the date of such termination; and (iii) 12 months of accelerated vesting of any outstanding equity awards, with any options remaining exercisable until the earlier of 12 months following the date of termination or the original expiration date. In the event Mr. Raab’s employment with us is involuntarily terminated for reason other than cause or he resigns for good reason, in each case within three months prior to and 12 months after a change in control, then Mr. Raab will receive: (i) a lump sum amount equal to 1.5 multiplied by the sum of his base salary as in effect immediately prior to such termination and his target annual bonus for the year of termination; (ii) payment of healthcare continuation costs for him and his eligible dependents for up to 18 months following the date of such termination; and (iii) full accelerated vesting of any outstanding equity awards, with any options remaining exercisable until the earlier of 12 months following the date of termination or the original expiration date. The foregoing severance benefits are subject to Mr. Raab’s timely execution and non-revocation of a general release of claims against the Company and its affiliates.
Under each other NEO’s change in control severance agreements, in the event the named executive officer’s employment with us is involuntarily terminated for reason other than cause or they resign for good reason, in each case more than three months prior to or more than 12 months after a change in control, then they will receive: (i) continued payment of their annual base salary as in effect immediately prior to such termination for a period of nine months; and (ii) payment of healthcare continuation costs for them and their eligible dependents for up to 12 months following the date of such termination. In the event their employment with us is involuntarily terminated for reason other than cause or they resign for good reason, in each case within three months prior to and 12 months after a change in control, then they will receive: (i) a lump sum amount equal to the sum of their base salary as in effect immediately prior to such termination and their target annual bonus for the year of termination; (ii) payment of healthcare continuation costs for them and their eligible dependents for up to 12 months following the date of such termination; and (iii) full accelerated vesting of any outstanding equity awards, with any options remaining exercisable until the earlier of 12 months following the date of termination or the original expiration date. The foregoing severance benefits are subject to the named executive officer’s timely execution and non-revocation of a general release of claims against the Company and its affiliates and continued compliance with their confidential information agreement.
For the purposes of Mr. Raab’s amended and restated employment agreement and each of the other NEO’s change in control severance agreements, “cause” means (i) the named executive officer’s theft, dishonesty or falsification of any employment or company records that is non-trivial in nature; (ii) malicious or reckless disclosure of our confidential or proprietary information or any material breach by the named executive officer of their obligations under their proprietary information and inventions assignment agreement with us; (iii) the conviction of the named executive officer of a felony (excluding motor vehicle violations) or the commission of gross negligence or willful misconduct, where a majority of the non-employee members of the board of directors reasonably determines that such act or misconduct has (A) seriously undermined the ability of the board of directors or management to entrust them with important matters or otherwise work effectively with them, (B) substantially contributed to our loss of significant revenues or business opportunities, or (C) significantly and detrimentally affected the business or reputation of our company or any of our subsidiaries; and/or (iv) the willful failure or refusal by the named executive officer to follow the reasonable and lawful directives of the board of directors, provided such willful failure or refusal continues after their receipt of reasonable notice in writing of such failure or refusal and a reasonable opportunity of not less than 30 days to correct the problem.
For the purposes of Mr. Raab’s amended and restated employment agreement and each of the other NEO’s change in control severance agreements, “good reason” includes the occurrence of: (i) a material diminution in the NEO’s authority, duties, or responsibilities, which substantially reduces the nature or character of their position; (ii) a reduction (or material reduction, in the case of each named executive officer other than Mr. Raab) of their base salary as in effect immediately prior to such reduction; (iii) a relocation of their principal office to a location more than 50 miles from the location of our principal office as of immediately prior to such relocation, except for required travel by them on company business; or (iv) any material breach by us of any provision of the named executive officer’s employment agreement or offer letter which we do not cure within 30 days following written notice from the NEO, provided that in order for “good reason” to exist, each of the following conditions must be met: (i) the foregoing good reason conditions must have occurred without the named executive officer’s express written consent; (ii) the named executive officer must provide written notice to us of such condition within 30 days of the initial existence of the condition; (iii) the condition specified in such notice must remain uncorrected for 30 days after receipt of such notice; and (iv) the date of the named executive officer’s resignation of employment must occur within 60 days after the initial existence of the condition specified in such notice.

Pay Versus Performance
Pay Versus Performance Table
The following table sets forth information concerning the compensation provided to our NEOs and certain measures of Company performance in the years ended December 31, 2022 and 2021, for services to our Company in all capacities. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the fiscal years shown.
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)	Value of Initial Fixed $100 investment Based on Total Shareholder Return (“TSR”) ($)(2)	Net Loss ($ in millions)
2022	1,947,020	4,047,941	1,049,800	1,913,762	44	(67)
2021	4,230,994	39,202	1,700,013	584,783	17	(158)
(1)
Amounts represent compensation actually paid (“CAP”) to our CEO, Michael Raab, who was our Principal Executive Officer or “PEO” for each of the two years shown, and the average CAP to our remaining NEOs or “Non-PEO NEOs” for the relevant fiscal year, as determined under SEC rules, which includes Laura Williams, M.D., M.P.H. and Susan Rodriguez for 2022 and Justin Renz, Robert Blanks, Elizabeth Grammer, Esq. and David Rosenbaum, Ph.D. for 2021.

Amounts represent the Summary Compensation Table Total Compensation for the applicable fiscal year adjusted as follows:
Fiscal Year (“FY”)	2022		2021
	PEO	Average non- PEO NEOs	PEO	Average non- PEO NEOs
Deduction for ASC 718 Fair Value as of Grant Date Reported under the Option Awards Columns in the Summary Compensation Table	665,520	232,514	3,190,994	1,079,113
Increase based on ASC 718 Fair Value of Awards Granted during the FY that Remain Unvested as of FY End (“FYE”)	1,525,779	526,580	510,407	298,612
Increase based on ASC 718 Fair Value of Awards Granted during the FY that Vested during the FY as of Vesting Date	236,714	100,375	412,382	116,846
Increase/deduction based on ASC 718 Fair Value of Outstanding Unvested Prior FY Awards as of FYE Compared to Valuation as of Prior FYE	367,447	91,823	(1,684,660)	(419,298)
Increase/deduction based on ASC 718 Fair Value of Prior FY Awards that Vested during the FY as of Vesting Date Compared to Valuation as of Prior FYE	636,501	377,698	(238,927)	(32,277)
Total Adjustments	2,100,921	863,962	(4,191,792)	(1,115,230)
(2)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our company’s share price at the end and the beginning of the measurement period by our company’s share price at the beginning of the measurement period. No dividends were paid on our common stock in 2021 or 2022.

Narrative Disclosure to Pay Versus Performance Table
Relationship Between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR,and (ii) our net income, in each case, for the fiscal years ended December 31, 2021 and 2022.

Relationship Between NEO Compensation Actually Paid and Company TSR
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
Compensation Actually Paid
$120
$100
$80
$60
$40
$20
$-
Total Shareholder Return
2021
2022
PEO Comp Actually Paid
Non-PEO NEOs Comp Actually Paid
TSR

Relationship Between NEO Compensation Actually Paid and Net Income
$4,500,000
$4,000,000
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
Compensation Actually Paid
$-
$(20)
$(40)
$(60)
$(80)
$(100)
$(120)
$(140)
$(160)
$(180)
Net Income ($M)
2021
2022
PEO Comp Actually Paid
Non-PEO NEOs Comp Actually Paid
Net Income ($M)

Equity Compensation Plan Information
The following table provides certain information as of December 31, 2022, with respect to all of our equity compensation plans in effect on that date:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders(1)(2)	13,629,049	$5.007	2,372,362(3)
Equity Compensation Plans Not Approved by Stockholders(4)	1,737,187	$3.176	4,690,580
Total	15,366,236	$4.828	7,062,942
(1)
Includes the Ardelyx, Inc. 2014 Equity Incentive Plan, 2014 Employee Stock Purchase Plan and 2008 Stock Incentive Plan, as amended. The number of shares of common stock that may be issued pursuant to outstanding awards under the 2008 Stock Incentive Plan and the 2014 Equity Incentive Plan include: (A) 1,030,194 shares subject to outstanding restricted stock units and (B) 12,598,855 shares subject to stock options. The weighted average exercise price shown is for stock options; other outstanding awards had no exercise price. No new awards may be made under the 2008 Stock Incentive Plan.

(2)
The 2014 Equity Incentive Plan and the 2014 Employee Stock Purchase Plan contain “evergreen” provisions, pursuant to which (i) the number of shares of common stock reserved for issuance pursuant to awards under the 2014 Equity Incentive Plan shall be increased on the first day of each year beginning in 2015 and ending in 2024, equal to the lesser of (A) four percent (4.0%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year, and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, that no more than 10,683,053 shares of stock may be issued upon the exercise of incentive stock options, and (ii) the number of shares of common stock which will be authorized for sale under our 2014 Employee Stock Purchase Plan shall be increased on the first day of each year beginning in 2015 and ending in 2024, equal to the lesser of (A) one percent (1.0%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year, and (B) such smaller number of shares of stock as determined by our board of directors. On January 1, 2023, an additional 7,943,000 shares of our common stock were reserved for issuance pursuant to awards under the 2014 Equity Incentive Plan as a result of the “evergreen” provision, and an additional 992,875 shares were reserved for issuance under our 2014 Employee Stock Purchase Plan as a result of the “evergreen” provision.

(3)
Includes 590,626 shares that were available for future issuances as of December 31, 2022 under the 2014 Employee Stock Purchase Plan (of which 165,969 shares were issued with respect to the purchase period in effect as of December 31, 2022, which purchase period ended on February 28, 2023), which allows eligible employees to purchase shares of common stock with accumulated payroll deductions.

(4)
Includes the Ardelyx, Inc. 2016 Employment Commencement Incentive Plan. Effective January 6, 2022, our board of directors determined to reserve an additional 2,000,000 shares of our common stock for issuance pursuant to awards under the 2016 Employment Commencement Incentive Plan. Effective December 6, 2022, our board of directors determined to reserve an additional 3,000,000 shares of our common stock for issuance pursuant to awards under the 2016 Employment Commencement Incentive Plan.

Material Features of the 2016 Employment Commencement Incentive Plan
In November 2016, our board of directors adopted our 2016 Employment Commencement Incentive Plan, or the 2016 Plan, pursuant to Rule 5653(c)(4) of The Nasdaq Global Market. The principal purpose of the 2016 Plan is to promote the success and enhance the value of the company by inducing new employees to commence employment with us, and by aligning the individual interests of new employees with the interests of our stockholders. Awards granted under the 2016 Plan are intended to constitute “employment inducement awards” under Nasdaq Listing Rule 5635(c)(4) and therefore, the 2016 Plan is intended to be exempt from the Nasdaq Listing Rules regarding shareholder approval of equity awards and stock purchase plans. A total of 1,000,000 shares of our common stock were initially reserved for issuance under the 2016 Plan. In March 2021, January 2022 and December 2022, our board of directors increased the number of shares reserved for issuance under the 2016 Plan to 1,457,767 shares, 3,457,767 shares and 6,457,767 shares, respectively. As of December 31, 2022, we had awards outstanding with respect to 1,737,187shares under the 2016 Plan, and 4,690,580 shares remained available for future grants. The 2016 Plan provides for the grant of non-qualified stock options, restricted stock units, restricted stock awards, stock appreciation rights, and other stock-based and cash-based awards. These awards may be granted to individuals who are then new employees, or are commencing employment with us or one of our subsidiaries following a bona fide period of non-employment with us, and for whom such awards are granted as a material inducement to commencing employment with us or one of our subsidiaries.
The 2016 Plan is administered by the compensation committee and the board of directors. In the event of a change in control in which the successor corporation refuses to assume or substitute any outstanding award under the 2016 Plan, the vesting of such award will accelerate in full. The board of directors may terminate, amend, or modify the 2016 Plan at any time, provided that no termination or amendment may impair any rights under any outstanding award under the 2016 Plan without the consent of the holder.
We have filed registration statements on Form S-8 with the SEC covering the shares of common stock that may be issued under the 2016 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information relating to the beneficial ownership of our common stock as of April 18, 2023, by:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;
•	each of our directors and nominees for director;
•	each of our named executive officers; and
•	all directors and executive officers as a group.
The number of shares beneficially owned by each entity, person, director, nominee or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of April 18, 2023 through the exercise of stock options, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.
The percentage of shares beneficially owned is computed on the basis of [  ] shares of our common stock outstanding as of April 18, 2023. Shares of our common stock that a person has the right to acquire within 60 days of April 18, 2023 pursuant to the exercise of outstanding stock options, and restricted stock units that are expected to vest and settle on or before April 18, 2023 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Ardelyx, Inc., at 400 Fifth Ave., Suite 210, Waltham, Massachusetts 02451.
	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Outstanding Shares Beneficially Owned	Number of Shares Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership
5% and Greater Stockholders
Janus Henderson Group plc(1)	19,774,333	—	19,774,333	9.2%
Named Executive Officers and Directors
Michael Raab	536,520(2)	2,990,571	3,527,091	1.6%
Susan Rodriguez	173,805	384,576	558,381	*%
Laura Williams, M.D., M.P.H.	211,182	181,207	392,389	*%
David Mott(3)	1,166,765	341,295	1,508,060	*%
Robert Bazemore	—	261,295	261,295	*%
William Bertrand, Jr., Esq.	202,162	276,295	478,457	*%
Muna Bhanji, R.Ph	95,802	147,765	243,567	*%
Geoffrey A. Block, M.D.	—	238,795	238,795	*%
Onaiza Cadoret-Manier	97,395	198,655	296,050	*%
Jan Lundberg, Ph.D.	134,039	236,295	370,334	*%
Richard Rodgers	219,826	296,295	516,121	*%
All directors and executive officers as a group (15 persons)(4)	3,845,256	8,451,610	12,296,866	5.5%
*	Indicates beneficial ownership of less than 1% of the total outstanding shares of common stock.
(1)
Based on Schedule 13G filed with the SEC on January 10, 2023 by Janus Henderson Group plc (“Janus Henderson”). Janus Henderson reported that it possessed shared voting and dispositive power over the shares and that it did not possess sole voting or dispositive power over any shares beneficially owned. The principal business address of Janus Henderson is 201 Bishopsgate, EC2M 3AE, United Kingdom.

(2)
Consists of (i) 244,477 shares directly owned by Mr. Raab, (ii) 24,364 shares owned directly by Michael G. Raab, trustee of the Michael G. Raab Living Trust dated July 25, 2012, and (iii) an aggregate of 1,000 shares owned directly by trusts for the benefit of Mr. Raab’s children.

(3)
Includes (i) 87,566 shares and (ii) 110,000 shares subject to options that Mr. Mott may acquire within 60 days of April 18, 2023, that Mr. Mott holds for the benefit of entities associated with New Enterprise Associates. Mr. Mott disclaims beneficial ownership of all such shares and options, except to the extent of his actual pecuniary interest therein.

(4)
Includes (i) 260,764 shares directly owned by Dr. Rosenbaum, (ii) 848,360 shares that may be acquired directly by Dr. Rosenbaum pursuant to the exercise of stock options or the vesting of restricted stock units within 60 days of April 18, 2023, (iii) 77,592 shares owned indirectly owned by David Paul Rosenbaum and Susan Edelstein Rosenbaum, Trustees of the David Paul Rosenbaum Family Trust, (iv) 75,327 shares owned directly by Dr. Rosenbaum’s spouse, and (v) 214,300 shares that may be acquired directly by Dr. Rosenbaum’s spouse pursuant to the exercise of stock options or the vesting of restricted stock units within 60 days of April 18, 2023.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the U.S. Securities and Exchange Commission, or SEC, initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2022, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were met, except for the following: (i) late Form 4s filed on January 12, 2022, due to administrative delays, for each of Susan Rodriguez, Robert Blanks, Elizabeth Grammer, Esq., Michael Raab, Justin Renz and David Rosenbaum, Ph.D., where the Board granted awards of restricted stock units to executive officers on January 6, 2022; and (ii) late Form 4s filed on February 25, 2022, due to an administrative delays, for each of Susan Rodriguez, Robert Blanks, Elizabeth Grammer, Esq., Michael Raab, Justin Renz and David Rosenbaum, Ph.D., in each case, pertaining to the sale of shares upon the vesting of restricted stock units pursuant to an automatic sell-to-cover program.
ADDITIONAL INFORMATION
Householding of Proxy Materials
The SEC has adopted rules known as “householding” that permit companies and intermediaries (such as brokers) to deliver one set of proxy materials to multiple stockholders residing at the same address. This process enables us to reduce our printing and distribution costs, and reduce our environmental impact. Householding is available to both registered stockholders and beneficial owners of shares held in street name.
Registered Stockholders
If you are a registered stockholder and have consented to householding, then we will deliver or mail one set of our proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will continue unless you revoke it, which you may do at any time by providing notice to the Company’s Corporate Secretary by telephone at (510) 745-1700 or by mail at Ardelyx, Inc., 400 Fifth Avenue, Suite 210, Waltham, MA 02451.
If you are a registered stockholder who has not consented to householding, then we will continue to deliver or mail copies of our proxy materials, as applicable, to each registered stockholder residing at the same address. You may elect to participate in householding and receive only one set of proxy materials for all registered stockholders residing at the same address by providing notice to the Company as described above.
Street Name Holders
Stockholders who hold their shares through a brokerage may elect to participate in householding, or revoke their consent to participate in householding, by contacting their respective brokers.
Annual Reports
This proxy statement is accompanied by our 2022 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, or the 10-K. The 10-K includes our audited financial statements. We have filed the 10-K with the SEC, and it is available free of charge at the SEC’s website at www.sec.gov and on our website at ir.ardelyx.com. In addition, upon written request to the Company’s Corporate Secretary at Ardelyx, Inc., 400 Fifth Avenue, Suite 210, Waltham, MA 02451, we will mail a paper copy of our 10-K, including the financial statements and the financial statement schedules, to you free of charge.
Other Matters
As of the date of this proxy statement, our board of directors knows of no other matters that will be presented for consideration at the 2023 Annual Meeting other than the matters described in this proxy statement. If other matters are properly brought before the 2023 Annual Meeting, then proxies will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.
By Order of the Board of Directors:
/s/ Elizabeth Grammer
Elizabeth Grammer, Esq.
Chief Legal and Administrative Officer
Waltham, Massachusetts
April  , 2023

SCAN TO
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

This proxy is solicited on behalf of the Board of Directors of Ardelyx, Inc.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V14042-P92184 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARDELYX, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect three Class III directors to hold office until the 2026 Annual Meeting of Stockholders and until their successors are elected and qualified:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Robert Bazemore
02) Muna Bhanji, R.Ph
03) Richard Rodgers

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com.

V14043-P92184

ARDELYX, INC.
Annual Meeting of Stockholders
June 15, 2023 8:30 AM ET
This proxy is solicited by the Board of Directors

The stockholders hereby appoint Elizabeth Grammer and Justin Renz, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ARDELYX, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, ET on June 15, 2023, virtually at www.virtualshareholdermeeting.com/ARDX2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side